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                                                               EXHIBIT 99(d)(2)

                            WORLDGATE COMMUNICATIONS
                             1996 STOCK OPTION PLAN

                               STOCK OPTION GRANT

     THIS STOCK OPTION GRANT, dated as of [Grant Date] (the "Date of Grant"), is delivered by WorldGate Communications, Inc. (the "Company"), to [OPTIONEE NAME] (the "Grantee").


                                    RECITALS

     A. The WorldGate Communications 1996 Stock Option Plan (the "Plan") provides for the grant of stock options to purchase shares of Common Stock of the Company (the "Shares"), in accordance with the terms and conditions of the Plan.

     B. The Board of Directors of the Company (the "Board") has determined that it would be to the advantage and interest of the Company to make the grant provided for herein as an inducement for the Grantee to materially contribute to the Company and to promote the best interests of the Company and its stockholders.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option.
   ---------------

     Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Grantee an option to purchase [Number of Shares] Shares at an option price of [Exercise Price] per Share, which, except as set forth in Paragraph 4 hereof, shall be exercisable to the extent vested as provided in Paragraph 6 below (the "Option"). Such Option is intended to be a NQSO as hereinafter defined.

2. Nature of Option.
   ----------------

     An Incentive Stock Option ("ISO") is a stock option that satisfies the requirements of and therefore "qualifies" for special tax treatment under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent such Option does not so qualify as an ISO pursuant to such provisions it shall be deemed a Non-Qualified Stock Option ("NQSO") and therefore not an Incentive Stock Option within the meaning of Section 422 of the Code.

     The Board or, if it shall appoint a committee to administer the Plan (the "Committee"), the Committee, shall interpret and construe the Option in accordance with this designation and pursuant to the terms of the Plan, and its decisions shall be conclusive as to any question arising hereunder.

3. Restrictions on Exercise.
   ------------------------


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     Except as otherwise provided in the Plan, during the Grantee's lifetime, exercise of the Option shall be solely by the Grantee and, after the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person or persons who acquire the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to the provisions of Paragraphs 5 and 6 hereof.

4. Exercise Procedures.
   -------------------

     The Grantee may exercise the Option with respect to all or any part of the Shares then subject to such exercise by giving the Committee written notice of intent to exercise in the manner provided in Paragraph 15 hereof. Such notice shall specify the number of Shares as to which this Option is to be exercised and the requested date of delivery thereof, which date shall be at least 10 business days after the giving of such notice, unless an earlier date shall have been mutually agreed upon; PROVIDED, HOWEVER, THAT NO SUCH EXERCISE MAY OCCUR DURING ANY PERIOD WHICH THE COMMITTEE HAS DESIGNATED IN WRITING AS A PROHIBITED EXERCISE PERIOD. On such delivery date, the Grantee shall pay the applicable exercise price in cash. The Company shall deliver to the Grantee at the then executive office of the Company, or such other place as may be mutually acceptable to the Company and the Grantee, a certificate or certificates for such Shares, or the Grantee's notice may instruct the Company to deliver the Share certificates due upon the exercise of the Option to any registered broker or dealer in lieu of delivery to the Grantee. Such instructions must designate the account into which the Shares are to be deposited. The Grantee may tender this notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any broker or dealer.

     The obligation of the Company to deliver Shares upon such exercise of the Option shall be subject to all applicable rules, regulations, laws and such approvals by governmental agencies, shareholders, etc., as may be deemed appropriate by the Committee, including, among other things, such steps as Company counsel shall deem necessary or appropriate to comply with relevant laws and regulations. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the Plan to withhold or otherwise require the payment of amounts required to be withheld for any taxes. If the Grantee fails to accept delivery of, or to pay for, any of the Shares specified in such notice upon tender of delivery thereof, the Grantee's right to purchase such undelivered Shares may be terminated, at the sole discretion of the Committee. The date that notice of an election to exercise is received by the Company shall be deemed the date of exercise hereunder.

5. Term of Option.
   --------------

     The Option granted hereunder shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the further provisions of this Agreement or the Plan.

NOTWITHSTANDING ANY OTHER PROVISIONS SET FORTH HEREIN, IN THE EVENT THAT BEFORE ANY CHANGE IN CONTROL (AS DEFINED IN SECTION 9 OF THE PLAN) THE GRANTEE CEASES TO BE AN EMPLOYEE, DIRECTOR OR CONSULTANT OF THE COMPANY, AS IS APPLICABLE, ON ACCOUNT OF A "TERMINATION FOR CAUSE" BY THE COMPANY, AS DETERMINED IN ACCORDANCE WITH SECTION 6(F) OF THE PLAN (OR WITH RESPECT TO DIRECTORS OF THE COMPANY AS DETERMINED IN ACCORDANCE WITH THE COMPANY'S POLICIES IN EFFECT), OR IN THE EVENT OF A VOLUNTARY

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SEPARATION OF EMPLOYEES OR CONSULTANTS, AS IS APPLICABLE, FROM THE COMPANY
WITHOUT THE CONSENT OF THE COMPANY, ANY OPTION HELD BY THE GRANTEE SHALL TERMINATE AS OF THE DATE THE OPTIONEE CEASES TO BE SO ASSOCIATED WITH THE COMPANY, AND THE UNEXERCISED PORTION OF THE OPTION AND ANY AND ALL RIGHTS HEREUNDER SHALL IMMEDIATELY TERMINATE AND BE VOID.

6. Vesting of Option.
   -----------------

     Subject to any earlier termination in accordance with the terms of the Plan, the Option shall become vested in accordance with the following schedule, with the Grantee having the right hereunder to purchase from the Company, on and after the following dates, the following numbers of shares of Common Stock:


      Vesting Date             Shares Becoming Vested
      ---------------          -------------------------




PROVIDED, HOWEVER, that the Option shall become fully-vested upon a Change of Control of the Company (as defined in Section 9 of the Plan), unless the Committee, in its sole discretion, determines otherwise in accordance with
Section 6(d) of the Plan.

7. Grant Subject to Plan Provisions.
   --------------------------------

     This grant is made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The granting and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law.

8. No Rights to Serve as an Employee, Director or Consultant of the Company.
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     Neither the granting of the Option nor any other action taken with respect to the Option or the Plan shall confer upon the Grantee any right to continue to serve as an employee, director or consultant of the Company or shall interfere in any way with the right of the Company to terminate Grantee's relationship with the Company at any time. The right of the Company to terminate at will the Grantee's relationship with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

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9. No Stockholder Rights.
   ---------------------

     Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, except to the extent that certificates for such Shares shall have been issued upon the exercise of the Option as provided herein.

10. Cancellation or Amendment.
    -------------------------

     This grant may be canceled or amended by the Committee, in whole or in part, at any time if the Committee determines, in its sole discretion, that cancellation or amendment is necessary or advisable in light of any change after the Date of Grant in (a) the Code or the regulations issued thereunder or (b) any federal or state securities law or other law or regulation, which change by its term is effective retroactively to a date on or before the Date of Grant; provided, however, that no such cancellation or amendment shall, without the Grantee's consent, apply to or affect installments that matured on or before the date on which the Committee makes such determination.

11. Committee Authority.
    -------------------

     The Committee shall have the right to interpret the Option, to make factual determinations and this instrument and its decisions with respect thereto shall be conclusive upon any question arising hereunder.

12. Assignment and Transfers.
    ------------------------

     The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and the Option and all rights hereunder shall thereupon become null and void.

13. Forfeiture of Unexercised Options; Return of Option Gain, and Gain on Sale
    --------------------------------------------------------------------------
    of Shares.
    ---------

     Notwithstanding any other provision of the Plan or this Agreement, if during the term of the Grantee's employment or service to the Company (or any parent or subsidiary of the Company) and for a period of one year thereafter, the Grantee (i) becomes an employee of a competitor of the Company or engages in any activity in competition with the Company without the Company's express written consent, (ii) discloses any confidential information concerning the Company without the Company's express written consent, or (iii) engages in any activity that would constitute grounds for termination of the Grantee's employment or service for "cause," then the Grantee shall (a) forfeit all unexercised options then held by the Grantee, and (b) with respect to any portion of this option which has been exercised within the twelve month period prior to the occurrence of any of the events described in (i) through (iii) above, promptly repay to the Company any gain represented by the per Share closing price of a Share on the date of exercise of the Option over the Option exercise price, multiplied by the number of Shares purchased (the "option gain"), without regard to any subsequent market price decrease or

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increase, as well as repay any additional gain realized by the Grantee from the sale of Shares acquired upon exercise of this Option.

14. Applicable Law.
    --------------

     The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principle of conflicts of law.

15. Notice.
    ------

     Any notice to the Company provided for in this instrument shall be addressed to it in care of the Board of Directors, WorldGate Communications,
Attention: Stock Options and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be enclosed in a properly sealed envelope addressed as stated above, registered or certified, return receipt requested, and deposited postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

     IN WITNESS WHEREOF, WorldGate Communications has caused its duly authorized officer to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the Date of the Grant.


                                        By:
                                            ---------------------------------
                                                 WORLDGATE COMMUNICATIONS




                                        Accepted By:
                                                     ------------------------
                                                     [Optionee Name], Grantee